Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) dated as of February 8, 2023 (the “Effective Date”), is made and entered into by and between Ecoark Holdings, Inc., a Nevada corporation (the “Company”), Ault Alliance, Inc., a Delaware corporation (“AAI”) and the other signatories hereto (the “Minority Shareholders” and with AAI, the “Shareholders”). The Company, AAI and the Minority Shareholders are at times referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, AAI owns an aggregate of 8,637,500 shares of Class A common stock, $0.001 par value per share (the “AAI Subject Shares”), of BitNile.com, Inc., a Nevada corporation (the “Subject Company”), representing 86.375% of the Subject Shares (as defined below).

WHEREAS, the Minority Shareholders own an aggregate of 1,362,500 shares of Class A common stock, $0.001 par value per share of the Subject Company (the “Minority Subject Shares” and with the AAI Subject Shares, the “Subject Shares”), representing 13.625% of the Subject Shares.

WHEREAS, the Shareholders own all of the equity interests of the Subject Company (the “Subject Company Equity Interests”);

WHEREAS, the Company has proposed to acquire all the Subject Shares pursuant to an exchange transaction (the “Exchange”) whereby, pursuant to the terms and subject to the conditions of this Agreement, all of the Shareholders shall exchange 100% of the issued and outstanding Subject Shares (i) in the case of AAI, for 8,637.5 shares of Series B Convertible Preferred Stock of the Company, as more fully described in the Certificate of Designations therefor, and (ii) in the case of the Minority Shareholders, for 1,362.5 shares of Series C Convertible Preferred Stock of the Company, as more fully described in the Certificate of Designations therefor. The shares of Series B Convertible Preferred Stock and shares of Series C Convertible Preferred Stock are at times collectively referred to herein as the “Exchange Shares.”

WHEREAS, subject to the terms and conditions set forth in this Agreement the Exchange will be conducted in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder.

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), so that the Exchange shall qualify as a tax free reorganization under the Code, and that the Exchange shall also qualify as a transaction in securities exempt from registration or qualification under the Securities Act and the parties intend this Agreement to qualify as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g), 1.368-3(a) and any related regulations corresponding to Section 368(a)(1)(B) and/or Section 351.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.21.

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(oo).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificates of Designation” means the Series B Certificate of Designation and the Series C Certificate of Designation, collectively.

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Closing Date” shall mean the Trading Day on which the Closing is held, and is the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Shareholders’ obligations to exchange their Subject Shares at such Closing and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Price” shall have the meaning ascribed to such term in the Certificates of Designations for the Series B Preferred Stock and the Series C Preferred Stock, respectively.

“Copyrights” shall have the meaning ascribed to such term in Section 3.1(y).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Exchange Shares.

“COVID-19” means the disease known as coronavirus or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, or directive by any Governmental Entity.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(t).

“Earnity” means Earnity Inc., a Delaware corporation.

“Earnity Securities” means all securities of Earnity owned by the Subject Company, including preferred stock and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Approval” means approval of the issuance of the Exchange Shares contemplated by this Agreement by the Principal Market, which approval shall be obtained (i) in the case of the Exchange Shares prior to Closing and (ii) in the case of the Conversion Shares, no later than five days after the Company shall have obtained Shareholder Approval to issue such Conversion Shares.

“Exchange Cap” shall have the meaning ascribed to such term in Section 3.1(k)(ii).

“Fair Market Value” shall mean the closing price of the Company’s Common Stock as of the Trading Day before the first public announcement of this Agreement, or such other day as may be specified.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(oo).

“Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.09(b).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(p).

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Indemnitee” shall have the meaning ascribed to such term in Section 3.1(g).

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 3.1(g).

“Initial Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(y).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(t).

“Issuer Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.09(b).

“Knowledge” means, with respect to any Person, (x) such Person or other Person responsible for the subject matter of a particular representation on behalf of a Party is actually aware of such fact or matter or (y) such Person or other Person responsible for the subject matter of a particular representation on behalf of a Party should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that any such Person described in this definition has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Law” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means any security or other property interest or right, claim, lien, encumbrance, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Listing Default” shall have the meaning ascribed to such term in Section 4.13.

“Marks” shall have the meaning ascribed to such term in Section 3.1(y).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(n).

“Material Agreement” means, with respect to the Company, any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Shareholders or any Affiliate of Shareholders are a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K, or for the Subject Company, any such Material Agreement that would be required if the Subject Company were subject to Section 12(b) or (g) of the Exchange Act.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(w).

“Misconduct” has the meaning contained in Section 3.3(q)(iii)(A).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(bb).

“Most Recent Balance Sheet Date” has the meaning contained in Section 3.3(e).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(aa).

“Officer’s Certificate” has the meaning set forth in the Section 2.3(b)(i) hereof.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.

“Ordinary Course of Business” as to any Person means the ordinary course of business of such Person consistent in all material respects with past practice.

“Patents” shall have the meaning ascribed to such term in Section 3.1(y).

“Permits” has the meaning contained in Section 3.3(p)(i).

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in 4.09(b).

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for Taxes, assessments and other governmental charges or levies not yet due or Liens for Taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” shall mean the national securities exchange on which the Common Stock shall be listed for trading, and shall consist of any one of the NYSE American, the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market.

“Principal Market Rules” means the rules and regulations of the Company’s then Principal Market.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Removal Date” means the date that all of the issued Exchange Shares and Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 and without volume or manner-of-sale restrictions.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the conversion of the Shares, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 200% of then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rights in Mask Works” shall have the meaning ascribed to such term in Section 3.1(y).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SBA” means the United States Small Business Administration.

“SEC Guidance” means (i) any publicly available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(p).

“Secretary’s Certificate” has the meaning set forth in the Section 2.3(b)(ii) hereof.

“Securities” means the Exchange Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $0.001 per share, to be issued to AAI hereunder.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Company, par value $0.001 per share, to be issued to the Minority Shareholders hereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market Rules (or the applicable rules and regulations of any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subject Company Leases” has the meaning contained in Section 3.3(i)(ii).

“Subject Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by the Subject Company, in whole or in part.

“Subject Company Securities” has the meaning contained in Section 3.3(b)(i).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Taxes” has the meaning set forth in Section 3.1(h)(iv).

“Tax Returns” has the meaning set forth in Section 3.1(h)(iv).

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trade Secrets” shall have the meaning ascribed to such term in Section 3.1(y).

“Trading Day” means a day on which the Principal Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to list its Common Stock for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Transaction” shall have the meaning ascribed to such term in the Preamble.

“Transaction Documents” means this Agreement all exhibits and schedules thereto and hereto, the Certificate of Designation of Rights, Preferences and Limitations of the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) in the form attached hereto as Exhibit A, the Certificate of Designation of Rights, Preferences and Limitations of the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) in the form attached hereto as Exhibit B, the Registration Rights Agreement in the form attached hereto as Exhibit C, the Transfer Agent Instruction Letter in the form attached hereto as Exhibit D and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securitize, and any successor transfer agent of the Company or, if the Company has not appointed a Transfer Agent, the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to reserve the Conversion Shares pursuant to the Transaction Documents in the form attached hereto as Exhibit D.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Shareholders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II

THE EXCHANGE AND OTHER MATTERS

2.1 The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Parties shall do the following:

(a) The Shareholders will each sell, convey, assign, transfer and deliver to the Company certificates representing the Subject Company Equity Interests held by each Shareholder as set forth in Column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding Subject Company Equity Interests, accompanied by a properly executed and authenticated stock powers or instrument of like tenor.

(b) As consideration for the acquisition of the Subject Company Equity Interests, the Company shall issue to: (i) AAI an aggregate of 8,637.5 newly and duly issued, fully paid and non-assessable shares of Series B Preferred Stock, and (ii) the Minority Shareholders an aggregate of 1,362.5 newly and duly issued, fully paid and non-assessable shares of Series C Preferred Stock. At the Closing, the outstanding Subject Company Equity Interests beneficially owned by the Shareholders shall be contributed and transferred to the Company and the Company shall issue, and authorize its transfer agent to issue, the number of shares of Exchange Shares set forth opposite such party’s name in Column III on Annex I attached hereto. The Exchange Shares issued shall equal approximately 92.4% of the outstanding shares of common stock, par value $0.001 per share of the Common Stock, calculated on an as-converted basis, at the time of Closing.

2.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place on February 22, 2023, or on such other date as may be mutually agreed upon by the parties, simultaneously with the execution and delivery of this Agreement. Such date is referred to herein as the “Closing Date.” Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before March 8, 2023 (such outside date, “Termination Date”). If the Closing is not held on or before the Termination Date, this Agreement shall be deemed null and void.

2.3 Surrender and Exchange of Certificates

.(a) At the Closing, the Company shall deliver to its transfer agent the Transfer Agent Instruction Letter to the Subject Company’s counsel, who shall act as exchange agent for the benefit of the Shareholders (the “Exchange Agent”), (i) certificates representing the appropriate number of Exchange Shares as set forth in Column III of Annex I hereto, in exchange for all outstanding Subject Company Equity Interests. The Exchange Shares evidenced by the certificates shall be registered in the names of the Shareholders, and/or its designee(s), and shall be in the denominations for each of them set forth opposite their respective names in Annex I hereto.

(b) Promptly after the Closing and upon surrender of a certificate or certificates representing the Subject Company Equity Interests that were outstanding immediately prior to the Closing (or an affidavit and indemnification in form reasonably acceptable to counsel for the Company stating that such Shareholder has lost their certificate or certificates or that such have been destroyed), the Company shall issue to the record holder of the Subject Company Equity Interests so surrendering such certificate or certificates, a certificate or certificates registered in the name of such Shareholder representing the number of Exchange Shares that such Shareholder shall be entitled to receive as set forth in Annex I hereto. Until the certificate, certificates or affidavit is or are surrendered as contemplated by this Section 2.3(b) hereof, each certificate or affidavit that immediately prior to the Closing represented any outstanding Subject Company Equity Interests shall be deemed at and after the Closing to represent only the right to receive upon surrender as aforesaid the Exchange Shares specified in Column III of Annex I hereto for the holder thereof.

2.4 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Shareholders the following:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Exchange Shares registered in the name of the Shareholders as set forth on Column III of Annex I hereto;

(iii) the Series B Certificate of Designations;

(iv) the Series C Certificate of Designations;

(v) the Transfer Agent Instruction Letter;

(vii) a Certificate of Good Standing of the Company and its material Subsidiaries from each of their jurisdictions of incorporation or formation dated no later than three Business Days prior to the Closing Date;

(xiii) the Opinion of Counsel substantially as set forth on Exhibit E;

(ix) an Officer’s Certificate (as hereinafter defined), executed by an officer of the Company;

(x) a Secretary’s Certificate (as hereinafter defined), executed by the Corporate Secretary of the Company; and

(xi) all documents, instruments and other writings required to be delivered by the Company to the Shareholders on or before the applicable Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated hereby.

The issuance of the Exchange Shares in consideration for the Subject Shares will be completed in a single tranche as provided herein. The sale by the Shareholders of their respective Exchange Shares shall be registered pursuant to the Registration Statement, subject to SEC Guidance.

(b) On or prior to the Closing Date, the Shareholders shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Shareholders; and

(ii) certificates for the number of Subject Company Shares as set forth set forth opposite their respective names in Annex I hereto (subject to Section 2.3(b)).

(c) On or prior to the Closing Date, AAI shall deliver or cause to be delivered to the Company the following:

(i) a Certificate of Good Standing of the Subject Company and its Subsidiaries from each of their jurisdictions of incorporation or formation dated no later than three Business Days prior to the Closing Date; and

(ii) an Officer’s Certificate (as hereinafter defined), executed by an officer of the Subject Company or AAI as the Company may elect.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Shareholders contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Shareholders under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Shareholders of the items set forth in Section 2.2(b) of this Agreement;

(iv) the Company shall have received the executed signature page to this Agreement from the Shareholders and the Company shall have received each such Shareholder’s Subject Company Shares, subject to Section 2.3(b);

(v) receipt of a fairness opinion from a national independent valuation firm engaged by the Company that the Exchange is fair to the Company’s shareholders from a financial point of view (the “Fairness Opinion”);

(vi) reasonable satisfaction of its full due diligence review of the Company;

(vii) there shall have been no Material Adverse Effect with respect to the Subject Company;

(viii) there is no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach by any Shareholders under the Transaction Documents;

(ix) all consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Transactions shall have been obtained or made;

(x) from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(xi) the Company shall have received the executed signature page to this Agreement from the Shareholders and counsel to the Subject Company shall have received each Shareholder’s Exchange Shares as set forth on Annex I.

(b) The obligations of the Shareholders hereunder in connection with the Closing are subject to the following conditions being met:

(i) each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all Securities on the Closing Date as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares preferred stock and Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and the Shareholders shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Shareholders in the form acceptable to Shareholders (the “Officer’s Certificate”);

(ii) the Company shall have delivered to the Shareholders a certificate, in the form previously provided to the Company by the Shareholders, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (A) the resolutions as adopted by the Board of Directors authorizing the Company entering into the Transaction Documents and the transactions envisioned thereby, (B) the Articles of Incorporation of the Company and (C) the Bylaws of the Company as in effect at the applicable Closing (the “Secretary’s Certificate”);

(ii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iii) AAI shall have had the right through and until the date of the Closing, to conduct a reasonable due diligence review of the Company and of its Affiliates, and shall be satisfied with the results thereof;

(iv) All necessary actions to be taken by the Company in connection with the Transaction and all documents incident thereto shall be satisfactory in form and substance to the Shareholders, and the Shareholders shall have received all such counterpart originals or certified or other copies of such documents as it or they may request;

(v) there is no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vii) All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the consummation by each Party hereto of the Transactions shall have been obtained or made;

(viii) from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Shareholders, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(ix) the Company shall have received the executed signature page to this Agreement from the Shareholders and counsel to the Subject Company shall have received each Shareholder’s Exchange Shares as set forth on Annex I.

2.6 Company Board.

(a) As soon as practicable after the Closing Date, subject to compliance with applicable Rules of the Principal Market and the Exchange Act, the Company shall, upon AAI’s request, take all actions as are necessary or desirable to enable AAI to designate no less than three (3) individuals to serve on the Board of Directors of the Company (the “Initial AAI Designees”) to be so elected or appointed to the board of directors of the Company (the “Board”), including promptly filling vacancies or newly created directorships on the Board and/or promptly securing the resignations of all but two (2) of the Company’s incumbent directors, and shall cause the Initial AAI Designees to be so appointed or elected at such time (such members of the Board immediately prior to any Initial AAI Designees joining the Board who remains on the Board after the Initial AAI Designees join the Board, the “Continuing Directors”).

(b) As soon as practicable after Shareholder Approval, the Company shall, upon AAI’s request, take all actions as are necessary or desirable to enable AAI to designate a majority of the Board of Directors of the Company (such additional individuals, the “Subsequent AAI Designees” and with the Initial AAI Designees, the “AAI Designees”) to be so elected or appointed to the Board, including promptly filling vacancies or newly created directorships on the Board and/or promptly securing the resignations of all but two (2) of the Company’s incumbent directors, and shall cause the Subsequent AAI Designees to be so appointed or elected at such time, subject to compliance with applicable Rules of the Principal Market and the Exchange Act. If at any time the number of directors who is a Continuing Director is reduced to zero, then the other directors on the Board shall designate and appoint to the Board one director who is not a shareholder or affiliate of the Company (other than as a result of such designation) and such director shall be deemed to be a Continuing Director for purposes of this Agreement. As soon as reasonably practicable after having obtained Shareholder Approval, the Company shall also, upon AAI’s request, cause the Subsequent AAI Designees to serve on and constitute the same percentage (rounded up to the next whole number) as is on the Board of (i) each committee of the Board, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board, in each case to the extent permitted by applicable legal requirements.

(c) The Company’s obligations to appoint the AAI Designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 2.6, including mailing to the Company’s shareholders any information required by Section 14(f) and Rule 14f-1 to enable the AAI Designees to be appointed or elected to the Board at the time or times contemplated by this Section 2.6. AAI shall supply or cause to be supplied to the Company any information with respect to AAI, its officers, directors and Affiliates, and the proposed AAI Designees to the Board required by Section 14(f) and Rule 14f-1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Shareholders that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a) Organization and Qualification. The Company and each of the direct and indirect material subsidiaries of the Company listed on Schedule 3.1(a) (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and subject to the Required Approvals, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Issuance of Securities. The issuance of the Exchange Shares and Conversion Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the Certificates of Designation, will be validly issued, fully paid and non-assessable and free and clear of all Liens and rights of refusal of any kind and, if applicable at the time, subject to the Required Approvals.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, subject to the Required Approvals. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies, a Form 8-K and the applicable shareholder approval and notification regarding the listing of additional shares). This Agreement and each other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Upon receipt of the Exchange Shares, the Shareholders will have good and marketable title thereto, subject to any restrictions imposed by applicable securities laws. The Registration Statement and any prospectus included therein, shall comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto become effective and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company meets all of the requirements for the use of Form S-3 for a secondary offering under the Securities Act for the offering and sale of the Exchange Shares contemplated by this Agreement and the other Transaction Documents. The Registration Statement will meet the requirements set forth in Rule 415(a)(1)(x) under the Securities Act, subject to SEC Guidance. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to any of the Exchange Shares or Conversion Shares, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act). The Company (i) has not distributed any offering material in connection with the offer or sale of any of the Exchange Shares and (ii) until the Shareholders does not hold any of the Exchange Shares or Conversion Shares, shall not distribute any offering material in connection with the offer or sale of any of the Exchange Shares or the Conversion Shares to, or by, the Shareholders (if required), in each case, other than the Registration Statement or the Prospectus.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Entity to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.2 and 4.20 of this Agreement; (ii) the notice and/or application(s) to the Principal Market, and the receipt of Shareholder Approval required for the issuance and sale of the Exchange Shares and the listing of the Conversion Shares for trading thereon in the time and manner required thereby; and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) No Financial Advisor. The Company acknowledges and agrees that the Shareholders are acting solely in the capacity of an arm’s length purchaser with respect to the Exchange Shares and the transactions contemplated hereby. The Company further acknowledges that the Shareholders are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Shareholders or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Shareholders’ acquisition of the Exchange Shares. The Company further represents to the Shareholders that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g) Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion in the proxy statement to be prepared on Schedule 14A in accordance with the Exchange Act (the “Proxy Statement”) to be to be filed with the Commission and sent to the shareholders of the Company in connection with the special meeting of shareholders of the Company at which such shareholders will be asked to approve the Exchange including the issuance of more than 19.99% of Company Common Stock (the “Special Meeting”), including all amendments and supplements to the Proxy Statement, shall on the date or dates the Proxy Statement is first mailed to the shareholders of the Company and on the date or dates of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company is not responsible for any information supplied by AAI or any other Shareholder. The Proxy Statement shall include proposals with respect to the: (i) approval of the Agreement and the transactions and developments contemplated thereby, (ii) approval of a ratification of the Third Certificate of Amendment to the Certificate of Designations of Rights, Preferences, and Limitations of Series A Redeemable Preferred Stock, and (iii) a reverse stock split with a range of between 1-for 2 and 1-for-20, (iv) the change in the Company’s name to BitNile.com, Inc., (v) increase of the Company’s authorized Common Stock to 1,000,000,000 shares of Common Stock; and (vi) any other proposals to which the Parties shall mutually agree (collectively, the “Amendments”).

(h) Capitalization and Additional Issuances. The capitalization of the Company is as set forth in Schedule 3.1(h). Except as disclosed on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(h), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(h), the issuance the Exchange Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Shareholders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Exchange Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s shareholders.

(i) Private Placements. Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and issuance of the Exchange Shares by the Company to the Shareholders as contemplated hereby.

(j) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(k) Listing and Maintenance Requirements; Principal Market Regulation.

(i) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed on Section 3.1(l), the Company has no reason to believe that it will not in the foreseeable future be in compliance with all such listing and maintenance requirements.

(ii) The Company shall not issue or sell any shares of Common Stock or Common Stock Equivalents pursuant to this Agreement and the other Transaction Documents to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and such Transaction Documents would exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless and until the Company elects to solicit Shareholder Approval of the transactions contemplated by this Agreement and such Transaction Documents and the shareholders of the Company have in fact approved the transactions contemplated by this Agreement and such Transaction Documents in accordance with the applicable rules and regulations of the applicable Principal Market, and the articles of incorporation and bylaws of the Company. The Company agrees to submit the application or notification to the Principal Market to obtain Exchange Approval within one (1) Trading Day of the Closing Date. The Company shall file a preliminary proxy statement on Schedule 14A (the “PRE 14A”) with the Commission no later than five (5) Trading Days following the Closing Date. In addition, the PRE 14A shall include the unanimous recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal including, if requested by the Shareholders, the retention and utilization of a nationally known proxy solicitation firm. If the Company fails to timely file the Form 10-K for the year ended March 31, 2023 with the Commission by the prescribed due date thereof (taking into account an extension permitted by Rule 12b-25 under the Exchange Act) (a “10-K Failure”), the Company shall make Commission Filing Failure Payments (as defined below) until the Form 10-K is filed. The Company shall use its reasonable best efforts to: (i) promptly clear any comments received by the Commission on the PRE 14A and thereafter file a definitive proxy statement on Schedule 14A related to the meeting of its shareholders, and (ii) obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first such meeting, and in any event within 60 days of the filing of the Form 10-K, the Company shall call a meeting every two (2) months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained. In the event that the Company has not been able to clear comments with the Commission on the PRE 14A within 50 days of Closing (a “Proxy Failure,” and together with a 10-K Failure, each, a “Commission Filing Failure”), the Company will provide prompt written notification to the Shareholders regarding the status of the comments with the Commission and each of the Company and AAI will, in good faith, attempt to achieve a mutually satisfactory plan to address such comments, and the Company shall make Commission Filing Failure Payments until it has cleared such comments. In the event of a Commission Filing Failure, in addition to the Shareholders’ other available remedies, the Company shall pay to the Shareholders, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay, an amount in cash equal to two percent (2.0%) of the Subscription Amount of the Shareholders’ Securities held by the Shareholders on the day of a Commission Filing Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the date such Commission Filing Failure is cured by the filing of the Form 10-K as to a Form 10-K Failure, and/or by clearing Commission comments as to a Proxy Failure. The payments to which the Shareholders shall be entitled pursuant to this Section 3.1(k) are referred to herein as “Commission Filing Failure Payments.” Commission Filing Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Commission Filing Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Commission Filing Failure Payments is cured. In the event the Company fails to make Commission Filing Failure Payments in a timely manner, such Commission Filing Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. For the avoidance of doubt, in the event that both a Form 10-K Failure and a Proxy Failure occur and remain ongoing, the total monthly Commission Filing Failure Payments shall be four percent (4.0%) of the Fair Market Value, subject to interest pursuant to the preceding sentence. In no event shall the Commission Filing Failure Payment continue for more than three full calendar months.

(l) Shell Company Status. The Company is not and has not been a “shell company,” as such term is defined in Rule 144 under the Securities Act, since January 1, 2021.

(m) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(m), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(n) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(n) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the such Person Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(o) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(p) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). Except as disclosed on Schedule 3.1(p), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(q) Indebtedness and Other Contracts. Except as set forth on Schedule 3.1(q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(r) No Undisclosed Events, Liabilities, Developments or Circumstances. Since January 1, 2021: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 3.1(r), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(r), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(s) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with the Shareholders with respect to the transactions contemplated by the Transaction Documents other than pursuant to documents substantially identical to the Transaction Documents.

(t) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Transaction contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(u) General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(v) Compliance. Except as disclosed on Schedule 3.1(v), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Entity or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Entity, including without limitation all foreign, federal, state and local laws relating to Taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(w) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(x) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 3.1(x) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other Taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(y) Intellectual Property.

(i) The term “Intellectual Property Rights” includes:

(A) the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B) all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C) all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D) all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(E) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii) Agreements. Except as set forth on Schedule 3.1(y), there are no outstanding and, to Company’s Knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, except as set forth on Schedule 3.1(y), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s Knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company does not own or license any patents.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except as set forth on Schedule 3.1(y) are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date. Except as set forth in Schedule 3.1(y), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s Knowledge, no such action is threatened with respect to any of the Marks. To the Company’s Knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the date of the Closing. To the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except as disclosed on Schedule 3.1(y). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(z) Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aa) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(bb) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(cc) Acknowledgment Regarding Shareholders’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) no Shareholders have been asked by the Company to agree, nor has any Shareholder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Exchange Shares or Conversion Shares for any specified term, (ii) past or future open market or other transactions by the Shareholders, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future sales of securities by the Company, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Shareholders, and counter-parties in “derivative” transactions to which any Shareholders is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) no Shareholder shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Shareholders may engage in hedging activities at various times during the period that the Exchange Shares or Conversion Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(dd) Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ee) Acknowledgment Regarding Shareholders’ Purchase of Securities. The Company acknowledges and agrees that the Shareholders are acting solely in the capacity of an arm’s length acquiror with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to the Shareholders that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) No Integrated Transaction. Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

(gg) Application of Takeover Protections. The Company and the Board of Directors will, no later than five (5) Business Days prior to the Closing Date, have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Shareholders’ ownership of the Securities.

(hh) Registration Rights. Except for AAI and as contemplated hereunder, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ii) Certain Fees. Except as disclosed on Schedule 3.1(ii), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Shareholders shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(ii) that may be due in connection with the transactions contemplated by the Transaction Documents.

(jj) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(kk) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(kk), none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed on Schedule 3.1(kk).

(ll) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage except as set forth on Schedule 3.1(ll). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(mm) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or as otherwise disclosed in writing to the Shareholders, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Shareholders or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information, except as provided on Schedule 3.1(mm). The Company understands and confirms that the Shareholders will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Shareholders regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Shareholder is making nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(nn) Intentionally Omitted.

(oo) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Intentionally Omitted.

(rr) Accountants and Lawyers. The Company’s independent registered public accounting firm is set forth on Schedule 3.1(rr). To the Knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended March 31, 2023. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

(ss) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(ss) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any Material Agreement, (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(tt) Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(uu) No “Off-balance Sheet Arrangements.” Other than as set forth in Schedule 3.1(uu), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(vv) Transfer Taxes. On each date the Company issues Securities to the Shareholders, all share transfer or other Taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such Taxes will be or will have been complied with.

(ww) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xx) Compliance with Data Privacy Laws. To the Knowledge of the Company, the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”), if applicable. To the Company’s Knowledge, the Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements in all material respects, and none of such disclosures made or contained in any Policy have, to the Knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice to the extent that it would result in a Material Adverse Effect; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(yy) COVID-19; COVID-19 Measures.

(i) the Company is not subject to (or has received an exclusion from the applicable Governmental Entity) COVID-19 Measures, such that the Company may not continue to operate in the ordinary course of business as of the Effective Date and the reasonably foreseeable future.

(ii) Intentionally Omitted.

(iii) the Company has in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with the business of the Company.

(iv) the Company has taken reasonable actions to (i) reduce the potentially adverse effects of COVID-19 and COVID-19 Measures on the Company, and (ii) assess and monitor risks which may arise from a resumption of the COVID-19 pandemic.

(v) Except as set forth on Schedule 3.1(yy), as of the date hereof, the Company has not had, nor to the Knowledge of the Company are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 Measures, whether directly or indirectly, including any actual or expected terminations, layoffs, furlough, shutdowns (whether voluntary or by Order), or any changes to benefit or compensation programs, nor are any such changes currently contemplated.

(vi) The Company has no Knowledge that any of the Company’s personnel has any plans to terminate his, her or its status as an employee or independent contractor of the Company or any of its Subsidiaries, including upon or in connection with the consummation of the transactions contemplated by this Agreement or as a result of COVID-19 or COVID-19 Measures.

(zz) Reporting Requirements and General Instructions Form S-3. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d), as applicable, of the Exchange Act and is currently eligible to use Form S-3 pursuant to General Instructions I.A.3 of Form S-3.

(aaa) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Shareholders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(bbb) Survival. The foregoing representations and warranties shall survive the Closing Date.

(ccc) Non-Reliance. The Company acknowledges that the representations and warranties of the Shareholders constitute the sole and exclusive representations and warranties of the Shareholders, including AAI, in connection with the transactions contemplated hereby, and the Company further acknowledges and agrees that neither the Shareholders, nor any of their respective representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement.

(ddd) No Other Representations. The Company has made no other representations and warranties to any Shareholder except as contained in this Section 3.1.

3.2 Representations and Warranties of the Shareholders. Each of the Shareholders, severally and not jointly, hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement and the Closing Date:

(a) The Shareholder has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Shareholder, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b) The Shareholder acknowledges its understanding that the Transaction and issuance of the Exchange Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Shareholder represents and warrants to the Company as follows:

(i) The Shareholder realizes that the basis for the exemption from registration may not be available if, notwithstanding the Shareholder’s representations contained herein, the Shareholder is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Shareholder does not have any such intention.

(ii) The Shareholder realizes that the basis for exemption would not be available if the Transaction is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii) The Shareholder is acquiring the Exchange Shares solely for the Shareholder’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Exchange Shares and the Conversion Shares.

(iv) The Shareholder has the financial ability to bear the economic risk of the Shareholder’s investment and has no need for liquidity with respect to an investment in the Company.

(v) The Shareholder and the Shareholder’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Exchange Shares. AAI has not been organized solely for the purpose of acquiring the Exchange Shares. If the Shareholder is not an accredited investor for one or more of the reasons set forth on Annex A, such Shareholder is using an Advisor to advise such Shareholder concerning the merits and risks of the Exchange.

(vi) The Shareholder (together with its Advisors, if any) has received all documents requested by the Shareholder, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c) The Shareholder is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Shareholder has relied on the advice of, or has consulted with, only his, her or its Advisors.

(d) The Shareholder has carefully considered the potential risks relating to the Company and the acquisition of the Exchange Shares, and fully understands that the Exchange Shares are a speculative investment that involves a high degree of risk of loss of the Shareholder’s entire investment.

(e) The Shareholder will not sell or otherwise transfer any Exchange Shares or Conversion Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Shareholder must bear the economic risk of its acquisition because, among other reasons, the Exchange Shares and Conversion Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Shareholder is aware that the Exchange Shares are “restricted securities,” and Conversion Shares unless registered will be “restricted shares” as such term is defined in Rule 144, and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Shareholder understands that any sales or transfers of the Exchange Shares and Conversion Shares are further restricted by state securities laws and the provisions of this Agreement.

(f) No oral or written representations or warranties have been made, or information furnished, to the Shareholder or his, her or its Advisors, if any, by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Transaction, other than any representations of the Company contained herein, and in executing this Agreement, the Shareholder is not relying upon any representations other than those contained herein.

(g) The Shareholder’s overall commitment to investments that are not readily marketable is not disproportionate to the Shareholder’s net worth, and the acquisition of the Exchange Shares and Conversion Shares will not cause such overall commitment to become excessive.

(h) The Shareholder understands and agrees that the certificates for the Exchange Shares shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i) Certificates evidencing Exchange Shares and Conversion Shares shall not be required to contain the legend set forth in Section 3.2(h) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Shareholder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Shareholder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Shareholder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Shareholder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Shareholder as may be required above in this Section 3.2(i), as directed by the Shareholder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and the Securities are Conversion Shares, credit the aggregate number of Conversion Shares to which the Shareholder shall be entitled to the Shareholder’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Shareholder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Shareholder or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(j) Neither the Commission nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Transaction. There is no government or other insurance covering any of the Securities.

(k) The Shareholder has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(l) The Shareholder is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Shareholder has relied on the advice of, or has consulted with, only its own Advisors.

(m) No oral or written representations have been made, or oral or written information furnished, to the Shareholder or its Advisors, if any, in connection with the Transaction that are in any way inconsistent with the information contained herein.

(n) The Shareholder has had the opportunity to review the reports and other documents filed by the Company with the Commission and discuss such material with its Advisor.

(o) The Shareholder acknowledges receipt of an opinion as to the legality of the Securities.

(p) Non-Reliance. The Shareholder acknowledges that the representations and warranties of the Company constitutes the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby, and the Shareholder further acknowledges and agrees that neither the Company, nor any of its respective representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement.

(q) No Other Representations. Except for AAI, the Shareholder has made no other representations or warranties to the Company except as contained in this Section 3.2. AAI has made no other representations or warranties to the Company except as contained in Sections 3.2 and 3.3.

(q) Voting Rights. The Shareholder acknowledges that until the Company obtains Shareholder Approval the total voting rights of the Shareholders (which for the avoidance of doubt shall take into account any other securities of the Company beneficially owned by such Shareholders) shall equal no more than 19.99% of outstanding Common Stock as of any applicable record date for determining shareholder voting rights.

3.3 Representations and Warranties of AAI to the Company with respect to the Subject Company. In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, AAI makes the representations and warranties set forth below to the Company which representations and warranties shall be true and correct on the Effective Date and as of the Closing Date, except as set forth in a Disclosure Schedule delivered by AAI to the Company:

(a) Organization, Standing and Power. The Subject Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Nevada, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Material Adverse Effect on the Subject Company. The Subject Company has made available to the Company complete and accurate copies of its articles of incorporation and bylaws and is not in material default under or in material violation of any provision of either such document.

(b) Capitalization.

(i) The authorized capital stock of the Subject Company consists of 300,000,000 shares of common stock (the “BNC Common Stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share, none of which has been designated (together, the “Subject Company Securities”). As of the date hereof as well as the Closing Date, there are and will be 10,000,000 shares of BNC Common Stock issued and outstanding. The rights and privileges of each class of the Subject Company’s capital stock are as set forth in the Subject Company’s Articles of Incorporation, as amended, including any Certificates of Designation and reflected on Schedule 3.3(b)(i).

(ii) Except as reflected on Schedule 3.3(b)(ii), the Subject Company has no other outstanding securities of any kind.

(iii) As of the Closing Date, there will be no additional Subject Company Securities outstanding.

(c) Subsidiaries.

(i) The Subject Company does not have, and has not had since its formation, any Subsidiaries.

(ii) Other than its beneficial ownership of 19.99% of the Earnity Securities, the Subject Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity. There are no obligations, contingent or otherwise, of the Subject Company to repurchase, redeem or otherwise acquire any shares of capital stock of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person, other than guarantees of bank obligations of Persons entered into in the Ordinary Course of Business.

(d) No Conflict; Required Filings and Consents.

(i) The execution and delivery of this Agreement by the parties hereto does not, and the consummation of the transactions contemplated by this Agreement shall not, (A) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or bylaws of the Subject Company, (B) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Liens on the Subject Company’s assets under any of the terms, conditions or provisions of any Material Agreement to which AAI or the Subject Company is a party, or (C) subject to obtaining the Subject Company shareholder approval, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Subject Company or any of its properties or assets, except in the case of clauses (B) and (C) of this Section 3.3(d)(i) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect on the Company.

(ii) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Subject Company in connection with the execution and delivery of this Agreement by the Subject Company or the consummation by the Subject Company of the transactions contemplated by this Agreement.

(e) Financial Statements; Information Provided. AAI has made, or prior to the Closing Date contemplated by the Agreement, will make available to the Company correct and complete copies of the compiled financial statements of the Subject Company (the “Subject Company Financial Statements”). The Subject Company Financial Statements (i) comply or will comply as to form in all material respects with all applicable accounting requirements, (ii) were prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and (iii) fairly present or will fairly present in all material respects the financial position of the Subject Company as of the dates thereof and the assets, liabilities, business, financial condition, results of its operations and cash flows for the periods indicated, consistent with the books and records of the Subject Company, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which will not be material in amount or effect. For purposes of this Agreement, “Subject Company Financial Statements” means (i) the unaudited balance sheets and statements of income, changes in shareholders’ equity and cash flows of the Subject Company as of the end of and for the period from inception (January 9, 2023) through January 31, 2023 (the “Most Recent Balance Sheet Date”).

(f) No Undisclosed Liabilities. the Subject Company does not have any material liability, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities of a type shown on the Most Recent Balance Sheet that have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business, (c) liabilities for transaction expenses incurred in connection with the transactions contemplated by this Agreement and (d) contractual and other liabilities incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet (and which have not resulted from a breach of contract, breach of warranty, tort, infringement or violation of Law).

(g) Absence of Certain Changes or Events. During the period beginning on the Most Recent Balance Sheet Date and ending on the date hereof, the Subject Company has conducted its businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a the Subject Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Company pursuant to any covenant set forth in this Agreement had such action or event occurred after the date of this Agreement.

(h) Taxes.

(i) The Subject Company has properly filed on a timely basis all income and other material Tax Returns that it was required to file, and any such Tax Returns were true, correct and complete in all material respects. The Subject Company has paid on a timely basis all material Taxes, whether or not shown on any Tax Return, that were due and payable.

(ii) The Subject Company is not nor has it ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is AAI. With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder, the Subject Company (A) does not have any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than the Subject Company, and (B) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

(iii) All material Taxes that the Subject Company was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Subject Company has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(iv) For purposes of this Agreement, (A) “Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items, and (B) “Tax Returns” shall mean any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, a Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

(i) Owned and Leased Real Properties.

(i) The Subject Company does not own nor has ever owned any real property.

(ii) Schedule 3.3(i)(ii) sets forth a complete and accurate list of all real property leased, subleased or licensed by the Subject Company as of the date of this Agreement (collectively, the “Subject Company Leases”) and the location of the premises of such real property. Neither the Subject Company nor, to the Knowledge of AAI, any other party is in breach or default and no event has occurred, is pending or, to the Knowledge of AAI, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default under any of the Subject Company Leases, except where the existence of such breaches or defaults, individually or in the aggregate, has not had, and is not reasonably likely to result in, the loss of a material right or in a material liability of the Subject Company. The Subject Company does not lease, sublease or license any real property to any person. The Subject Company has made available to Public Company complete and accurate copies of all the Subject Company Leases.

(j) Intellectual Property.

(i) Schedule 3.3(j) lists all the issuances, registrations, applications, filings or maintenances by or with any Governmental Entity or authorized private registrar in any jurisdiction with respect to the Intellectual Property Rights of the Subject Company (the “Subject Company Registrations”), including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing that have not been abandoned, expired or cancelled, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, and names of all current registered owners(s), as applicable. All assignments of the Subject Company Registrations to the Subject Company have been properly executed and recorded, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Subject Company. Except as would not, individually or in the aggregate, result in a Material Adverse Effect as to the Subject Company, to the Knowledge of AAI, all the Subject Company Registrations are valid and enforceable.

(ii) There are no inventorship challenges, inter partes proceedings, opposition or nullity proceedings or interferences pending, or, to the Knowledge of AAI, threatened in writing, with respect to any patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations included in the Subject Company Registrations. To the extent applicable, the Subject Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and, to the extent required, any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Subject Company and has made no material misrepresentation in such applications that would be material to the Subject Company. AAI has no Knowledge of any information that would preclude the Subject Company from having clear title to the Subject Company Registrations.

(iii) The Subject Company is the sole and exclusive owner of all the Subject Company Owned Intellectual Property, free and clear of any Liens, other than (i) any joint owners of the Subject Company Owned Intellectual Property that are listed in Schedule 3.3(j)(iii) and (ii) any license, covenant or other agreement that is listed in Schedule 3.3(j).

(iv) To AAI’s Knowledge, the Subject Company Intellectual Property constitutes the Intellectual Property necessary to conduct the Subject Company’s business in the manner currently conducted by or contemplated by the Subject Company.

(v) To AAI’s Knowledge, AAI and the Subject Company have taken commercially reasonable measures to protect the proprietary nature of each item of the Subject Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. To AAI’s Knowledge and except as would not, individually or in the aggregate, result in a Material Adverse Effect on Subject Company, there has been no unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Subject Company.

(vi) To AAI’s Knowledge and except as would not be, individually or in the aggregate, result in a Material Adverse Effect on the Subject Company, the operations of the Subject Company as currently conducted do not and have not, since January 9, 2023, infringe(d) or misappropriate(d) the Intellectual Property Rights of any individual or entity.

(k) Material Agreements.

(i) As of the date of this Agreement, all Material Agreements are listed on Schedule 3.3(k)(i).

(ii) To AAI’s Knowledge, with respect to each Material Agreement listed on Schedule 3.3(k)(i), the: (A) the Material Agreement is legal, valid, binding and enforceable and in full force and effect against the Subject Company, as applicable, and, to the Knowledge of AAI, against each other party thereto, as applicable, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law; (B) the Material Agreement will continue to be legal, valid, binding and enforceable and in full force and effect against the Subject Company and, to the Knowledge of AAI, against each other party thereto, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing (other than any such Material Agreements that expire or terminate before such time in accordance with their terms and not as a result of a breach or default by the Subject Company), in each such case subject to the above exceptions in clauses (i),(ii) or (iii); and (C) except as set forth on Schedule 3.3(k)(i), none of the Subject Company nor, to the Knowledge of AAI, any other party, is in breach or violation of, or default under, any such Material Agreement, and no event has occurred, is pending or, to the Knowledge of AAI, is threatened, which, with or without notice or lapse of time, or both, would constitute a breach or default by the Subject Company or, to the Knowledge of AAI, any other party under such Material Agreement, except for such breaches, violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect, in each such case subject to the above exceptions in clauses (i),(ii) or (iii).

(l) Litigation. There is no Action pending before any Governmental Entity or before any arbitrator that is pending or has been threatened in writing against the Subject Company.

(m) Compliance With Laws. The Subject Company has complied in all material respects with, is not in material violation of, and, as of the date of this Agreement, has not received any notice alleging any material violation with respect to, any applicable provisions of any statute, Law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

(n) Permits and Regulatory Matters.

(i) The Subject Company has or is in the process of obtaining all permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances and other similar rights issued by or obtained from any Governmental Entities (collectively, “Permits”) that are material to the conduct of its business as currently conducted.

(ii) All Permits that are necessary for the conduct of the business of the Subject Company as currently conducted are in full force and effect, and to the Knowledge of AAI, no violations or notices of failure to comply have been issued or recorded by any Governmental Entity in respect of any such Permit. No such Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. The Subject Company is in compliance in all material respects under any of such Permits.

(o) Employees.

(i) The Subject Company is not and has not been a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. The Subject Company is not and has not been the subject of any proceeding asserting that the Subject Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there or has there been pending or, to the Knowledge of AAI, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Subject Company.

(ii) The Subject Company is and has been in material compliance with all applicable Laws related to employment (including verification of employment eligibility), employment practices, terms and conditions of employment and wages and hours (including, without limitation, classification of employees) with respect to any employee (as defined by, or determined in accordance with, applicable Laws). To the Knowledge of AAI, all employees of the Subject Company are citizens or lawful permanent residents of the United States.

(iii) To AAI's Knowledge, no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) has been made involving any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, and the Subject Company has not entered into any settlement agreements related to allegations of Misconduct by any current/current or former director, officer, employee, or independent contractor of the Subject Company.

(p) Subject Company Business; Certain Other Representations and Warranties.

(i) As of the date of this Agreement and as of the Closing Date, the Subject Company has and will have the operations, business, assets and restrictions as set forth in Schedule 3.3(p)(i) (the “Subject Company Business”). The Subject Company Business was developed by or on behalf of AAI and/or AAI’s Affiliates beginning in November 2017, and as of the date of this Agreement has been conveyed to the Subject Company by AAI and/or such Affiliates. The Subject Company has complete title to and owns the Subject Company Business (including the assets included therein), free and clear of any Liens.

(ii) To the Knowledge of AAI, and to the extent applicable, the IT Systems of the Subject Company are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Subject Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Subject Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses.

(iii) To the Knowledge of AAI, the Subject Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable Privacy Laws and, the Subject Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their Policies, if applicable.

(q) Full Disclosure. No representation or warranty by AAI in this Section 3.3 or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(r) Survival. The foregoing representations and warranties shall survive the Closing Date.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Shareholders or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Shareholders under this Agreement.

(b) The Shareholders agree to the imprinting, so long as is required by this Section 4.1, of a legend on the Securities in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that, the Shareholders may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the other applicable Transaction Documents and, if required under the terms of such arrangement, the Shareholders may transfer pledged or secured Securities into the name of the pledgees or secured parties, in their respective capacities as such. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Shareholders’ expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of any such securities are effective under the Securities Act; (ii) following any sale of such Conversion Shares pursuant to Rule 144; if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of the Shareholders and at the Company’s sole expense cause its counsel (or at the Shareholders’ option, counsel selected by the Shareholders) to issue a legal opinion reasonably satisfactory to the Company to the Transfer Agent promptly after any of the events described in (i)-(ii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Shareholders and its broker). If all or any portion of any Exchange Shares is converted, at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than 9:00 AM the second Trading Day following the delivery by a Shareholders to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Shareholders a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Shareholders by crediting the account of the Shareholders’ prime broker with the Depository Trust Company System as directed by the Shareholders.

(d) In lieu of delivering physical certificates representing the unlegended shares, upon request of the Shareholders, so long as the certificates therefor do not bear a legend and the Shareholders are not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Shareholders’ respective prime broker with the Depository Trust Company through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system and such Securities are Conversion Shares. Such delivery must be made on or before the Legend Removal Date.

(e) In the event the Shareholders shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Shareholders or anyone associated or affiliated with the Shareholders has not complied with Shareholders’ obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Shareholders in the amount of the greater of (i) 120% of the amount of the aggregate stated value of the Conversion Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Shareholders to the extent Shareholders obtains judgment in the Shareholders’ favor.

4.2 Furnishing of Information; Public Information.

(a) From the Closing Date until no Shareholder holds any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Shareholders’ other available remedies, the Company shall pay to the Shareholders, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the Fair Market Value of the Shareholders’ Securities held by the Shareholders in the event of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Shareholders to transfer the Conversion Shares pursuant to Rule 144. The payments to which the Shareholders shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit the Shareholders’ right to pursue actual damages for the Public Information Failure, and the Shareholders shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities by the Company in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Publicity. The Company and AAI shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor AAI shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of AAI, or without the prior consent of AAI, with respect to any press release of the Company, which consent shall not unreasonably be withheld, delayed, denied or conditioned, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Shareholders, or include the name of the Shareholders in any filing with the Commission or any regulatory agency or Trading Market unless the name of the Shareholders are already included in the body of the Transaction Documents, without the prior written consent of the Shareholders, except: (a) as required by federal or state securities law in connection with the filing of final Transaction Documents with the Commission, or (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Shareholders with prior notice of such disclosure permitted under this clause (b). None of the Shareholders other than AAI shall issue any press release relating to this Agreement, the transactions and developments contemplated hereby, or the Company.

4.5 Non-Public Information. Except for the schedules and exhibits to this Agreement and the Transaction Documents, and except to the extent the Company has entered into a non-disclosure, confidentiality or similar agreement with the Shareholders, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Shareholders or its agents or counsel with any information that the Company believes constitutes material non-public information (“MNPI”), unless prior thereto the Shareholders shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Shareholders shall be relying on the foregoing covenant in effecting transactions in securities of the Company. At any time, the Company may deliver written notice to the Shareholders or their respective assigns, and offer to deliver MNPI (an “MNPI Pre-Notice”). Within three Business Days after receipt of an MNPI Notice, the Shareholders or their respective assigns shall give written notice to the Company of whether it wishes to accept receipt of MNPI.

4.6 Negotiations with Others. During the period from the date of this Agreement to the Closing Date, or until this Agreement is terminated in accordance with the provisions hereof, if it is so terminated, the Company will not, directly or indirectly, initiate discussions or negotiations with, or provide any information other than publicly available information to, any corporation, limited liability company, partnership, person or other entity or group (other than AAI and the other Shareholders) concerning any possible proposal regarding a sale of capital stock of the Company or a merger, consolidation, sale of substantially all properties of the Company or other similar transaction involving the Company or any division or major asset of the Company without the express prior written consent of AAI, which consent may be withheld in AAI’s sole and absolute discretion.

4.7 Filing of Schedule 14F-1. The Company shall as promptly as practicable after the Closing Date file the Information Statement on Schedule 14F-1 with the Commission consistent with its obligations set forth under Section 2.6 hereof.

4.8 Registration Statement; Maintenance of Registration Statement.

(a) The Company shall file with the Commission, within fifteen (15) calendar days from the Closing Date, a registration statement covering the sale of the Conversion Shares (the “Registration Statement”).

(b) Subject to SEC Guidance, for so long as any of the Securities remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the sale thereunder of the Conversion Shares, and the Company shall promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the sale of the Conversion Shares or any Prospectus contained therein is not available for use, the Company shall immediately notify the Shareholders in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify such holders when the Registration Statement is effective again and available for the sale of the Conversion Shares or such prospectus is again available for use.

4.9 Amendments to the Registration Statement; Free Writing Prospectuses.

(a) Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Shareholders, this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby with respect to which (a) AAI shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from AAI or its counsel, or (c) AAI shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than twenty-four (24) hours) so inform AAI, AAI shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Shareholders and the Company shall expeditiously furnish to AAI an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for AAI, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of the Conversion Shares by the Shareholders, the Company shall not file any prospectus supplement with respect to such securities without delivering or making available a copy of such prospectus supplement, together with the Prospectus, to the Shareholders promptly.

(b) The Company has not made, and agrees that unless it obtains the prior written consent of AAI it will not make an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act (a “Free Writing Prospectus”) required to be filed by the Company or the Shareholders with the Commission or retained by the Company or the Shareholders under Rule 433 under the Securities Act. No Shareholder has made, and agrees that unless it obtains the prior written consent of the Company no Shareholder will make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Shareholders or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

4.10 Intentionally Omitted.

4.11 Stop Orders. The Company shall advise the Shareholders promptly (but in no event later than twenty-four (24) hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any prospectus supplement, or of the suspension of qualification of the Conversion Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the sale of the Conversion Shares or any Prospectus contained therein is not available for use for any other reason. The Company shall not be required to disclose to the Shareholders the substance or specific reasons of any of the events set forth in clauses (i) through (iv) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. Thereafter, the Company shall promptly notify such holders when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the sale of the Conversion Shares. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

4.12 Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in amount equal to 200% of the Required Minimum (the “Required Reserve”). If, on any date including the Effective Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Reserve on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Reserve at such time, as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

4.13 Listing of Common Stock. At all times subsequent to the Closing Date, the Company hereby agrees to maintain the listing of the Common Stock on the Trading Market on which it is listed, and following the Closing and shareholder and Principal Market approval, the Company, shall apply to list all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until five years after the Closing Date and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market until at least five years after the Closing Date. The Company will list the Conversion Shares (to the extent permissible under the Rules of the Principal Market) on the Principal Market immediately following the record date for shareholders eligible to vote on the approval to issue more than 19.99% of outstanding shares in accordance with the Rules of the Principal Market. In the event the afore-described listing is not continuously maintained for five years after the date of such listing (a “Listing Default”), then in addition to any other rights the Shareholders may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to the Shareholders an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the Fair Market Value of the Securities. then held by the Shareholders and on every thirtieth (30th) day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Shareholders.

4.14 Most Favored Nation Status. From the date hereof through the date that no Exchange Shares are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable to such Other Investor than the rights and benefits established in favor of the Shareholders by the Exchange Shares and related transaction documents, unless, in any such case, the (i) the Company shall notify each of the Shareholders of such additional or more favorable term within five (5) Business Days of the issuance of the respective security, and (ii) such term, at each Shareholder’s option, shall become a part of the Transaction Documents with the Company (regardless of whether the Company complied with the notification provision of this Section 4.13). In order to elect to exchange its Exchange Shares for other securities of the Company, any Shareholder shall deliver its Exchange Securities to the Company in exchange for the more favorable securities using the Fair Market Value of the Securities then held by the Shareholder in order to determine how many more favorable securities the Company must deliver to such Shareholder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing redemption features, rights of first refusal, dividends and conversion lookback periods. Notwithstanding anything to the contrary provided in this Section 4.14, this Section 4.14 shall not apply to any securities issued at a conversion price lower than the Conversion Price except as stated in the Certificates of Designation.

4.15 Notice of Disqualification Events. The Company will notify the Shareholders in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Exchange Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Exchange Shares and the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute, but subject to the terms and conditions of the Transaction Documents, and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Shareholders and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.17 Certain Equity Limitations.

(a) Limitations on Issuances and Financings. For a period of twelve (12) months from the Closing Date (the “Prohibition Period”), the Company shall not, without the consent of AAI (“Required Consent”) issue any Common Stock or securities convertible into or exercisable for shares of Common Stock to any person or entity solely for capital raising purposes or incur any financing debt or enter into other incremental financing arrangements at a price per share that is less than the Conversion Price. This Section 4.17(a) shall not apply to Subsidiaries.

(b) Amendment of Outstanding Securities; Variable Rate Transactions; Other. During the Prohibition Period:

(i) the Company shall not, directly or indirectly, amend, modify, waive or alter any terms of conditions of any Common Stock Equivalents outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than pursuant to anti-dilution terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

(ii) the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

(iii) the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving an equity line of credit, at-the-market offering (as defined in SEC Rule 415) or similarly structured transaction, whereby the Company may issue securities at a future determined price other than, with respect to an at-the-market offering, what the Company and AAI have agreed to prior to the execution of this Agreement. For avoidance of doubt, the At-the-Market Issuance Sales Agreement entered into on January 24, 2023 with Ascendiant Capital Markets, LLC has been approved by AAI.

(iv) the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act. Notwithstanding this prohibition, any Common Stock Equivalents outstanding as of the date of this Agreement, may be exchanged for Common Stock in compliance with Section 3(a)(9).

(v) The Shareholders shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 4.17(b) (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

4.18 Indemnification of Shareholders. Subject to the provisions of this Section 4.18, the Company will indemnify and hold each of the Shareholders and, if applicable, its respective officers, managers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Shareholders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Shareholder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Shareholder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Shareholder Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of any Shareholder Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Shareholders Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Shareholder Party may have with any such shareholder or any violations by such Shareholder Party of state or federal securities laws or any conduct by the Shareholder Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Shareholder Party in respect of which indemnity may be sought pursuant to this Agreement, the Shareholder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Shareholder Party. Any Shareholder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Shareholder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel retained to represent such Shareholder Party, a material conflict on any material issue between the position of the Company and the position of the Shareholder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Shareholder Party under this Agreement (x) for any settlement by the Shareholder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Shareholder Party’s breach of any of the representations, warranties, covenants or agreements made by the Shareholder Party in this Agreement or in the other Transaction Documents or such Shareholder Party’s fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.18 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Shareholder Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable law.

4.19 DTC Program. For a period of two (2) years from the Closing Date, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.20 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Shareholders at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Shareholders.

4.21 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Shareholders are an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Shareholders could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Shareholders.

4.22 Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.23 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its then-incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain the Company.

4.24 Restriction on Redemption and Cash Dividends. For as long as AAI holds any Exchange Shares (the “Obligation Period”), the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the written consent of AAI. This Section 4.24 shall not apply to any spin-off by the Company of any securities of any Subsidiary, including White River Energy Corp. and Wolf Energy Services, Inc. In the event that the record date for shareholders entitled to receive the Company’s dividends of Common stock of White River Energy Corp and/or Wolf Energy Services Inc. is changed for any reason, each of the Shareholders acknowledges and agrees that it will not entitled to receive such dividend in its capacity of a holder of Exchange Shares or Conversion Shares.

4.25 Corporate Existence. During the Obligation Period, the Company shall not be party to any Fundamental Transaction (as defined in the Series B Certificate of Designation) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Series B Certificate of Designation.

4.26 Conversion Procedures. The form of Notice of Conversion included in the Certificates of Designation sets forth the totality of the procedures required of the Shareholders in order to convert the Exchange Shares. No legal opinion, other information or instructions shall be required of the Shareholders to convert its respective Exchange Shares. The Company shall promptly honor conversions of the Exchange Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificates of Designation.

4.27 Inspection Rights. A representative of AAI shall have the right upon reasonable notice and at its expense, to visit and inspect any of the properties, books and records of the Company and to discuss the Company’s affairs, finances and accounts with its directors, officers and employees. All inspection rights and information rights are subject to the confidentiality restrictions contained in any agreement entered into between the Company and AAI.

4.28 Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, if such violations would result, either individually or in the aggregate, in a Material Adverse Effect.

4.29 Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.30 Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without 10 days prior written notice to AAI, unless such reverse split is made in conjunction with the listing or maintenance of the Common Stock on a national securities exchange.

4.31 Dividend Participation. In the event the Company declares or pays any cash dividend or distribution on, the shares of outstanding Common Stock of the Company, the Shareholders shall have the right to participate in such dividend or distribution with respect to the Exchange Shares then held by the Shareholders on an as-converted basis. This Section 4.31 shall not apply to the spin-off by the Company of the capital stock of White River Energy Corp and Wolf Energy Services Inc.

4.32 Certain Limitations. Notwithstanding anything contained in any Transaction Document to the contrary, the Parties covenant and agree that the Shareholders shall not convert any Exchange Shares into Conversion Shares, unless and until the Company obtains approval of the Principal Market and, if applicable, Shareholder Approval of the Transaction in accordance with the Principal Market Rules. The Shareholders further covenant and agree not to vote any of its Securities or other securities at the meeting of the shareholders held for the purpose of obtaining such Shareholder Approval.

4.33 Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the Principal Market Rules, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the Principal Market Rules.

4.34 Subsequent Transactions. Notwithstanding anything in any Transaction Document to the contrary, the Company may enter into, engage in and effect the agreements and transactions described on Schedule 4.34 (the “Subsequent Transactions”).

4.35 Additional Registration Statements. Until the 30th day anniversary of the first date on which the Registration Statement (and each prospectus contained therein is available for use on such date) is declared effective by the Commission, the Company shall not file a registration statement under the Securities Act relating to securities that are not the Conversion Shares.

4.36 Post-Closing Equity Financing. Subsequent to the Closing Date, the Company shall use its best efforts to secure financing in one or more tranches to raise up to $100,000,000 to fund the business of the Company, on such terms and conditions acceptable to AAI.

4.37 Spin-Offs. The Company shall use reasonable best efforts to effectuate its publicly announced spin-offs of Common Stock of White River Energy Corp and Wolf Energy Services Inc. as soon as practicable following the Closing subject to all legal requirements.

4.38 Zest Labs Litigation. The Company shall at all times prior to the entry of a final judgment not capable of further appeal be required to financially support the ongoing Zest Labs, Inc. lawsuits as reflected on Schedule 4.38.

ARTICLE V

TERMINATION

5.1 Termination.

(a) The Shareholders may elect to terminate this Agreement upon the occurrence of any of the following:

(i) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

(ii) the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect;

(iii) the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Shareholders or any Affiliate of the Shareholders; or

(iv) upon the occurrence of a Fundamental Transaction.

(b) This Agreement will automatically terminate if the Closing has not occurred prior to the Termination Date, unless AAI and the Company shall mutually agree to extend such date.

5.2 Effect of Termination. Notwithstanding anything to the contrary above, nothing contained in this Section 5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Shareholder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Shareholders may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Shareholders in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of any the Shareholders upon request.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service next Business Day delivery with charges prepaid, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of express courier service, fully prepaid, addressed to such address, or upon actual receipt of such delivery, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Ecoark Holdings, Inc., 303 Pearl Parkway Suite 200, San Antonio, TX 78215, Attn. Randy May, CEO, email: _____________, with a copy by e-mail only to (which shall not constitute notice): Nason, Yeager, Gerson, Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, FL 33410, Attn: Michael Harris, Esq., email: ______________, and (ii) if to the Shareholders, to: the addresses and email address indicated on the signature pages hereto.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Shareholders, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of AAI. The Shareholders may assign any or all of its rights under this Agreement to any Person to whom the Shareholder assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Shareholders.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such action, suit or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities at the Closing for the applicable statute of limitations.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Shareholder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Shareholder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Shareholders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Shareholders pursuant to any Transaction Document or the Shareholders enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.21 Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, if such events shall occur between the date of this Agreement and Closing.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Ecoark Holdings, Inc.		Address for Notice:

By:		303 Pearl Parkway Suite 200
Name:	Randy May	San Antonio, TX 78215
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):		Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Michael Harris, Esq.		Palm Beach Gardens, FL 33410

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Signature Page to Share Exchange Agreement

SHAREHOLDER SIGNATURE PAGE TO ECOARK HOLDINGS, INC.

SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Share Exchange Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

Name of Shareholder: Ault Alliance, Inc.

Signature of Authorized Signatory of Shareholder: __________________________________

Name of Authorized Signatory: William B. Horne

Title of Authorized Signatory: Chief Executive Officer

Email Address of Authorized Signatory: _____________

Address for Notice to Shareholder:

Ault Alliance, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

Address for Delivery of Securities to Shareholder (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Series B Convertible Preferred Stock: 8,637.5 Exchange Shares

EIN Number: 94-1721931

Exhibit D

SHAREHOLDER SIGNATURE PAGE TO ECOARK HOLDINGS, INC.

SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Share Exchange Agreement to be duly executed by its duly authorized signatory as of the date first indicated above.

Name of Shareholder: ___________

Signature of Authorized Signatory of Shareholder: __________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: __________________________________

Email Address of Authorized Signatory: __________________________________

Address for Notice to Shareholder:

Address for Delivery of Securities to Shareholders (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Series C Convertible Preferred Stock: 1,362.5 Exchange Shares

EIN Number, if applicable, will be provided under separate cover: ________________________